Blend Announces Fourth Quarter and Full Year 2022 Financial Results

Blend delivers on 2022 total company revenue guidance amidst challenging economic conditions

March 16, 2023

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its fourth quarter and full year 2022 financial results.

“Blend navigated a challenging 2022, outperforming a rapidly declining mortgage origination market, taking actions to significantly reduce our cost structure, and introducing composable origination with our evolved Blend Builder Platform that will accelerate our vision of digitally transforming banking,” said Nima Ghamsari, Head of Blend. “In 2023, we have three strategic priorities: deliver on our cost reduction objectives, enhance the value we provide to our mortgage customers, and drive adoption of our Blend Builder Platform. Amidst an ongoing uncertain period for our industry, we’re pleased with our execution on what remains in our control, and are supported by a solid capital position underpinning our growth plans.”

Financial Highlights

•Consolidated 2022 revenue of $235.2 million, 4Q22 revenue of $42.8 million
•4Q22 Blend Platform segment revenue of $29.5 million, down by $7.1 million, or approximately 19%, as compared to 4Q21, against a 68% decline in mortgage market volume in the same period, as measured by the Mortgage Bankers Association. Within Blend Platform:
◦4Q22 Mortgage Banking revenue was $15.1 million, down by $14.0 million, or 48%, as compared to 4Q21
◦4Q22 Consumer Banking & Marketplace revenue was $13.2 million, up by $6.9 million, or 109%, as compared 4Q21
•Title365 segment revenue was $13.3 million, down $31.2 million from 4Q21, or 70%, reflecting the increase in interest rates and the corresponding decrease in refinance transactions year-on-year as well as the transition of Mr. Cooper title volume to the Blend platform

Customer and Product Achievements; Cost-Saving Initiatives

•Significant traction in our Consumer Banking business, signing multi-year build and design partnerships with Compeer Financial and Credit One Bank
•Evolved the capabilities of our Builder Platform, providing the ability to easily configure or build custom workflows from a pre-built set of components
•Disciplined cost management through previously announced workforce reduction initiatives that in aggregate have eliminated over 780 positions since April 2022, inclusive of eliminations announced subsequent to year end

Fourth Quarter Financial Summary

Total fourth quarter revenue was $42.8 million, with Blend Platform segment revenue of $29.5 million, down 19% year-over-year, and Title365 segment revenue of $13.3 million, down 70% year-over-year, reflecting continued decline of industry refinance volume and migration of software-enabled title revenue from the Title365 segment to the Blend Platform segment.

Mortgage Banking revenue decreased by $14.0 million, or 48% as compared to the same period in the prior year, despite an estimated 68% decline of mortgage market volume during this period. Consumer Banking and Marketplace revenue was $13.2 million for the fourth quarter, up by $6.9 million from the prior-year period, primarily from the migration of $4.1 million of software-enabled title revenue from the Title365 segment, and to a lesser extent, increases in revenue from personal and home equity loans and Blend’s verification of income product. Professional Services revenue was slightly higher at $1.2 million, as compared to $1.1 million in the prior-year period.

Fourth quarter cost of revenue was $28.4 million, down $17.7 million, or 38% year-over-year, primarily reflecting the decrease in Mortgage and Title volume.

Fourth quarter GAAP gross profit was $14.4 million, down $20.5 million, or 59% year-over-year. Current period gross profit includes $13.1 million attributable to Blend Platform and $1.3 million attributable to Title365.

Fourth quarter non-GAAP gross profit was $15.0 million, down $20.0 million, or 57% year-over-year. Current period non-GAAP gross profit includes $13.6 million attributable to Blend Platform and $1.4 million attributable to Title365.

GAAP loss from operations was $75.2 million for the fourth quarter of 2022, compared to $59.9 million in the fourth quarter of 2021.

Non-GAAP loss from operations was $43.1 million for the fourth quarter of 2022, compared to $38.7 million in the fourth quarter of 2021.

Full Year Financial Summary

Full year revenue totaled $235.2 million, an increase of $0.7 million compared to the year ended December 31, 2021. Blend Platform segment revenue totaled $132.0 million, a decrease of $3.5 million, or 3% compared to the year ended December 31, 2021. Title365 segment revenue totaled $103.2 million, an increase of $4.3 million, or 4% compared to the year ended December 31, 2021.

Full year cost of revenue totaled $145.6 million, an increase of $27.0 million, or 23%, compared to the year ended December 31, 2021. Blend Platform segment cost of revenue totaled $61.9 million, an increase of $12.0 million, or 24%, compared to the year ended December 31, 2021. Title365 segment cost of revenue totaled $83.6 million, an increase of $15.0 million, or 22%, compared to the year ended December 31, 2021.

Full year GAAP gross profit totaled $89.7 million, a decrease of $26.3 million, or 23%, compared to the year ended December 31, 2021. Blend Platform segment gross profit was $70.1 million. Title365 segment gross profit was $19.6 million.

Full year non-GAAP gross profit totaled $91.7 million, a decrease of $25.0 million, or 21%, compared to the year ended December 31, 2021. Blend Platform segment non-GAAP gross profit was $71.6 million. Title365 segment non-GAAP gross profit was $20.2 million.

GAAP loss from operations was $746.2 million for the year ended December 31, 2022, compared to a loss of $197.2 million for the year ended December 31, 2021.

Non-GAAP loss from operations was $159.2 million for the year ended December 31, 2022, compared to a loss of $105.0 million for the year ended December 31, 2021.

Liquidity and Capital Resources
As of December 31, 2022, Blend had cash, cash equivalents, and marketable securities totaling $354.1 million, with total debt outstanding of $225.0 million in the form of the Company’s five-year term loan. Blend’s $25.0 million revolving line of credit remains undrawn.

Q1 2023 Guidance

$ in millions
Q1 2023 Revenue Guidance
Blend Platform	$24.5 - 25.5
Title365	$8.5 - 9.5
Blend Labs, Inc. (Consolidated)	$33.0 - 35.0

Non-GAAP Net Operating Loss	$37.0 - 39.0

Blend’s Q1 2023 guidance reflects the following:
•Total consolidated revenue range of $33 million to $35 million.
•Non-GAAP Net Operating Loss of $37 million to $39 million, which includes an expected $72 million decrease in annualized run rate operating expenses compared to Q1 2022.
•Estimated 58% year over year decline in mortgage volumes from Q1 2022 to Q1 2023 as projected by the Mortgage Bankers Association.
•Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information

On Thursday, March 16, 2023 at 4:30 pm ET, Blend will host a live discussion of its fourth quarter and full year 2022 financial results. A link to the live discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management, and the “Q1 2023 Guidance” sections above, Blend’s expectations of future results of operations or Blend’s financial performance, Blend’s strategic priorities, Blend’s expense reductions and expected cost savings, Blend’s market position and growth opportunities, Blend’s targeted reduction in operating loss and plans for future operations, Blend’s opportunity to increase market share and penetration in its existing customers, macroeconomic and industry conditions, projections for declines in mortgage loan origination volumes, declines in refinancing volumes and the expected impact on Blend’s Platform and Title365 businesses, Blend’s technology and product development, including expectations for its platform, Blend’s relationship with its customers and Blend’s ability to create long-term value for its customers, and Blend’s revenue expectations in 2023, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, or impairment charges on certain assets have an adverse effect on our financial condition and results of operations. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and our Annual Report on Form 10-K for the year ended December 31, 2022 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, amortization of acquired intangible assets, impairment of goodwill and intangible assets, restructuring costs, litigation contingencies, non-recurring acquisition-related costs, non-recurring income tax expenses or benefits related to acquisitions, and the effect of changes in foreign currency exchange rates. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Impairment of intangible assets and goodwill. We exclude impairment of intangible assets and goodwill, which are non-cash charges, from our non-GAAP financial measures. These charges are unusual in nature and we do not believe these charges have a direct correlation to the operation of our business.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Gains related to carrying value adjustments of non-marketable equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

About Blend

Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$124,199	$213,082
Marketable securities and other investments	229,948	334,147
Trade and other receivables, net of allowance for credit losses of $436 and $1,371, respectively	22,718	34,076
Prepaid expenses and other current assets	19,231	31,713
Total current assets	396,096	613,018
Property and equipment, net	5,742	6,155
Operating lease right-of-use assets	11,668	14,713
Intangible assets, net	2,127	173,008
Goodwill	—	287,228
Deferred contract costs	1,691	4,178
Restricted cash, non-current	5,358	5,358
Other non-current assets	10,082	8,828
Total assets	$432,764	$1,112,486
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,260	$6,160
Deferred revenue	8,695	8,068
Accrued compensation	10,059	18,140
Other current liabilities	15,459	27,662
Total current liabilities	35,473	60,030
Operating lease liabilities, non-current	11,091	14,607
Other non-current liabilities	5,478	13,415
Debt, non-current, net	216,801	213,843
Total liabilities	268,843	301,895
Commitments and contingencies
Redeemable noncontrolling interest	40,749	35,949
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of December 31, 2022; no shares authorized, issued and outstanding as of December 31, 2021.	—	—
Class A, Class, B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of December 31, 2022; 240,931 (Class A 230,210, Class B 10,721, Class C 0) and 230,324 (Class A 217,691, Class B 12,633, Class C 0) shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	1,286,815	1,218,213
Accumulated other comprehensive loss	(708)	(808)
Accumulated deficit	(1,162,937)	(442,765)
Total stockholders’ equity	123,172	774,642
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$432,764	$1,112,486

Blend Labs, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$42,785	$80,990	$235,201	$234,495
Cost of revenue	28,378	46,045	145,550	118,506
Gross profit	14,407	34,945	89,651	115,989
Operating expenses:
Research and development	33,248	28,740	138,094	92,216
Sales and marketing	19,951	27,984	85,248	84,077
General and administrative	33,406	34,314	139,120	128,802
Amortization of acquired intangible assets	—	3,772	8,411	8,136
Impairment of intangible assets and goodwill	—	—	449,680	—
Restructuring	2,959	—	15,275	—
Total operating expenses	89,564	94,810	835,828	313,231
Loss from operations	(75,157)	(59,865)	(746,177)	(197,242)
Interest expense	(7,348)	(5,664)	(24,790)	(11,279)
Other income (expense), net	1,538	110	4,916	493
Loss before income taxes	(80,967)	(65,419)	(766,051)	(208,028)
Income tax benefit (expense)	(476)	(6,092)	2,241	38,886
Net loss	(81,443)	(71,511)	(763,810)	(169,142)
Net loss (income) attributable to noncontrolling interest	874	(176)	43,638	(771)
Net loss attributable to Blend Labs, Inc.	$(80,569)	$(71,687)	$(720,172)	$(169,913)
Less: Accretion of redeemable noncontrolling interest to redemption value	(2,141)	(1,430)	(48,438)	(1,430)
Net loss attributable to Blend Labs, Inc. common stockholders	$(82,710)	$(73,117)	$(768,610)	$(171,343)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.35)	$(0.32)	$(3.28)	$(1.30)
Weighted average shares used in calculating net loss per share:
Basic and diluted	238,442	227,947	234,161	131,985

Comprehensive loss:
Net loss	$(81,443)	$(71,511)	$(763,810)	$(169,142)
Unrealized gain (loss) on marketable securities	1,377	(711)	(135)	(794)
Foreign currency translation gain (loss)	75	(9)	235	(9)
Comprehensive loss	(79,991)	(72,231)	(763,710)	(169,945)
Less: Comprehensive loss (income) attributable to noncontrolling interest	874	(176)	43,638	(771)
Comprehensive loss attributable to Blend Labs, Inc.	$(79,117)	$(72,407)	$(720,072)	$(170,716)

Blend Labs, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(763,810)	$(169,142)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	109,702	70,844
Depreciation and amortization	10,766	10,607
Impairment of intangible assets and goodwill	449,680	—
Amortization of deferred contract costs	4,638	5,030
Amortization of debt discount and issuance costs	3,058	1,390
Amortization of operating lease right-of-use assets	3,650	3,207
Release of valuation allowance and change in deferred taxes	(2,864)	(39,311)
Gain on investment in equity securities	(2,884)	—
Other	2,129	2,944
Changes in operating assets and liabilities:
Trade and other receivables	12,289	(5,839)
Prepaid expenses and other assets, current and non-current	9,374	(13,929)
Deferred contract costs, non-current	2,487	1,236
Accounts payable	(4,900)	1,558
Deferred revenue	627	(5,554)
Accrued compensation	(8,081)	5,588
Operating lease liabilities	(3,888)	(3,200)
Other liabilities, current and non-current	(12,391)	7,067
Net cash used in operating activities	(190,418)	(127,504)
Investing activities
Purchases of marketable securities	(145,543)	(351,583)
Sales of marketable securities	6	—
Maturities of marketable securities	247,036	125,075
Additions to property, equipment, internal-use software and intangible assets	(2,068)	(1,886)
Investment in non-marketable equity securities	—	(2,500)
Investment in note receivable	—	(3,000)
Acquisition of Title365, net of cash acquired	—	(400,014)
Net cash provided by (used in) investing activities	99,431	(633,908)
Financing activities
Proceeds from initial public offering, net of underwriters' fees and issuance costs	(391)	366,805
Proceeds from debt financing, net of issuance costs	—	218,792
Proceeds from exercises of stock options, including early exercises, net of repurchases	2,611	25,222
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	—	309,701
Proceeds from exercises of Convertible Preferred Stock warrants	—	10,172
Proceeds from repayment of employee promissory note collateralized by common stock	—	2,881
Net cash provided by financing activities	2,220	933,573
Effect of exchange rates on cash, cash equivalents and restricted cash	(116)	(9)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(88,883)	172,152
Cash, cash equivalents, and restricted cash at beginning of period	218,440	46,288
Cash, cash equivalents, and restricted cash at end of period	$129,557	$218,440
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$124,199	$213,082
Restricted cash	5,358	5,358
Total cash, cash equivalents, and restricted cash	$129,557	$218,440
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$276	$884
Cash paid for interest	$25,056	$6,428
Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs not yet paid	$—	$121
Vesting of early exercised stock options	$4,060	$5,023
Accretion of redeemable noncontrolling interest to redemption value	$48,438	$1,430
Issuance of warrant in connection with debt financing	$—	$6,789
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$605	$1,715

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2022		2021
Blend Platform revenue:					YoY change
Mortgage Banking	$15,094	51%	$29,133	80%	(48)%
Consumer Banking and Marketplace	13,224	45%	6,321	17%	109%
Professional Services	1,175	4%	1,090	3%	8%
Total Blend Platform revenue	29,493	100%	36,544	100%	(19)%
Title365 revenue	13,292		44,446		(70)%
Total revenue	$42,785		$80,990		(47)%

	Year Ended December 31,
	2022		2021
Blend Platform revenue:					YoY change
Mortgage Banking	$83,391	63%	$108,264	80%	(23)%
Consumer Banking and Marketplace	44,227	34%	23,120	17%	91%
Professional Services	4,396	3%	4,178	3%	5%
Total Blend Platform revenue	132,014	100%	135,562	100%	(3)%
Title365 revenue	103,187		98,933		4%
Total revenue	$235,201		$234,495		—%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

Gross Profit Reconciliation

	Three months ended December 31, 2022			Three months ended December 31, 2021

	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit
Blend Platform	$13,114	$463	$13,577	$22,439	$—	$22,439
Title365	1,293	111	1,404	12,506	45	12,551
Total	$14,407	$574	$14,981	$34,945	$45	$34,990

	Year ended December 31, 2022			Year ended December 31, 2021

	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit
Blend Platform	$70,090	$1,463	$71,553	$85,645	$670	$86,315
Title365	19,561	606	20,167	30,344	83	30,427
Total	$89,651	$2,069	$91,720	$115,989	$753	$116,742

(1) Non-GAAP expenses represent stock-based compensation

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Operating Expenses	2022	2021	2022	2021
GAAP operating expenses	$89,564	$94,810	$835,828	$313,231
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	27,617	16,541	107,657	70,383
Amortization of acquired intangible assets(2)	—	3,772	8,411	8,136
Impairment of intangible assets and goodwill(3)	—	—	449,680	—
Restructuring(4)	2,959	—	15,275	—
Litigation contingencies(5)	700	—	700	—
Acquisition-related expenses(6)	183	569	3,139	12,984
Non-GAAP operating expenses	$58,105	$73,928	$250,966	$221,728

GAAP loss from operations	$(75,157)	$(59,865)	$(746,177)	$(197,242)
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	28,191	16,833	109,726	71,136
Amortization of acquired intangible assets(2)	—	3,772	8,411	8,136
Impairment of intangible assets and goodwill(3)	—	—	449,680	—
Restructuring(4)	2,959	—	15,275	—
Litigation contingencies(5)	700	—	700	—
Acquisition-related expenses(6)	183	569	3,139	12,984
Non-GAAP loss from operations	$(43,124)	$(38,691)	$(159,246)	$(104,986)

GAAP net loss	$(81,443)	$(71,511)	$(763,810)	$(169,142)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	28,191	16,833	109,726	71,136
Amortization of acquired intangible assets(2)	—	3,772	8,411	8,136
Impairment of intangible assets and goodwill(3)	—	—	449,680	—
Restructuring(4)	2,959	—	15,275	—
Litigation contingencies(5)	700	—	700	—
Acquisition-related expenses(6)	183	569	3,139	12,984
Gain on investment in equity securities(7)	—	—	(2,884)	—
Foreign currency gains and losses(8)	109	—	458	—
Income tax benefit(9)	—	5,991	(2,864)	(39,311)
Non-GAAP net loss	$(49,301)	$(44,346)	$(182,169)	$(116,197)

GAAP basic net loss per share	$(0.35)	$(0.32)	$(3.28)	$(1.30)
Non-GAAP adjustments:
Net (loss) income attributable to noncontrolling interest(10)	—	—	(0.19)	0.01
Accretion of redeemable noncontrolling interest to redemption value(10)	0.01	0.01	0.21	0.01
Stock-based compensation(1) and amortization of warrant	0.12	0.07	0.47	0.54
Amortization of acquired intangible assets(2)	—	0.02	0.04	0.06
Impairment of intangible assets and goodwill(3)	—	—	1.92	—
Restructuring(4)	0.01	—	0.06	—
Litigation contingencies(5)	—	—	—	—
Acquisition-related expenses(6)	—	—	0.01	0.10
Gain on investment in equity securities(7)	—	—	(0.01)	—
Foreign currency gains and losses(8)	—	—	—	—
Income tax benefit(9)	—	0.03	(0.01)	(0.30)
Non-GAAP basic net loss per share	$(0.21)	$(0.19)	$(0.78)	$(0.88)

(1) Stock-based compensation by function:
Cost of revenue	$574	$292	$2,069	$753
Research and development	12,624	5,281	47,280	13,184
Sales and marketing	3,274	2,034	11,725	7,167
General and administrative	11,719	9,188	48,628	49,740
Total	$28,191	$16,795	$109,702	$70,844

(2) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition.
(3) Impairment of intangible assets and goodwill relates to charges recorded based on the results of the interim quantitative impairment analysis performed in the quarter ended June 30, 2022 and in the quarter ended September 30, 2022, in response to certain triggering events, such as a continued decline in economic and market conditions, decline in our market capitalization, and current and projected declines in the operating results of the Title365 reporting unit.
(4) The restructuring charges relate to the April Plan, the August Plan, and the November Plan, under which we eliminated approximately 440 positions as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.
(5) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(6) Acquisition-related expenses include non-recurring due diligence, transaction and integration costs recorded within general and administrative expense.
(7) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.
(8) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(9) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes in 2022 and from the recognition of a deferred tax liability in connection with the Title365 acquisition in 2021.

(10) Net (loss) income attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.

Contacts:

Investor Relations
ir@blend.com

Media
Gene Kim, press@blend.com